Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated August 6, 2021

among

Dragon Victory International Limited,

LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP

and

The Purchasers Listed on Schedule A Attached Hereto

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated August 6, 2021, is entered into by and among (i) Dragon Victory International Limited, an exempted company with limited liability, organized and existing under the laws of the Cayman Islands (the “Company”), and (ii) LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP, a Cayman Islands Segregated Portfolio Company (the “1st Closing Purchaser”), and (iii) each of the Persons whose name is set forth in Schedule A attached hereto (the “2nd Closing Purchasers” and each a “2nd Closing Purchaser”; together with the 1st Closing Purchaser, the “Purchasers” and each a “Purchaser”; together with the Company, the “Parties” and each a “Party”).

RECITALS

WHEREAS, the Purchasers desire to subscribe for and purchase, and the Company desires to issue and sell, certain newly issued Ordinary Shares (as defined below) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company intends to (i) develop, and ultimately transform the business of the Company into, a blockchain related business, (ii) engage the Consultants (as defined below) to assist the Company for such business transformation, and (iii) as consideration and in exchange for the services to be provided by the Consultants in connection with such business transformation, issue and grant certain warrants to the Consultants pursuant to the terms and conditions set forth in the Consulting Agreement (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I
DEFINITION AND INTERPRETATION

Section 1.01 Definition, Interpretation and Rules of Construction

(a)  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Company, nor any of its Subsidiaries shall be considered an Affiliate of the Purchaser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in the Cayman Islands, the People’s Republic of China (the “PRC” or “China”, which for the purpose of this Agreement shall exclude Hong Kong, Macau SAR and Taiwan), Hong Kong or New York are required or authorized by law or executive order to be closed.

“Company Fundamental Warranties” means any representations and warranties of the Company contained in Section 4.01(a) to 4.01(d) and Section 4.01(g).

“Company SEC Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, in each case, filed or furnished with the SEC.

“Condition” means any condition to any Party’s obligation to effect the Closing as set forth in Article III, and collectively, the “Conditions.”

“Consultant” means each of Natural Selection Capital Holdings Limited, a Cayman company, and Mr. Ni Ming, and collectively, the “Consultants”.

“Consulting Agreement” means the Consulting and Warrant Issuance Agreement by and among the Company and the Consultants (including all schedules and exhibits thereto) dated the date hereof, as amended.

“Employee Benefit Plan” means any written plan, program, policy, contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means a transaction in which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares of the Company are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Governmental Authority” means any supranational, national, provincial, state, municipal, local or other government, whether U.S., PRC or otherwise, any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

“Material Adverse Effect” with respect to a Party means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the condition (financial or otherwise), prospects, assets, business or operations of such Party and its Subsidiaries taken as a whole, or (ii) the ability of such Party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its obligations hereunder and thereunder; provided that in determining whether a Material Adverse Effect has occurred under clause (i) above, there shall be excluded any events, facts, circumstances or occurrences relating to or arising in connection with (a) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such Party and its Subsidiaries), (b) changes in general economic and market conditions and capital market conditions or changes affecting any of the industries in which such Party and its Subsidiaries operate generally (in each case to the extent not materially disproportionately affecting such Party and its Subsidiaries), (c) the announcement or disclosure of this Agreement or any other Transaction Agreement or the consummation of the transactions hereunder or thereunder, or any act or omission required or specifically permitted by this Agreement and/or any other Transaction Agreement, (d) in the case of the Company, any change in the Company’s stock price or trading volume, in and of itself, (e) any pandemic (including the COVID-19 pandemic (or any mutation or variation of the underlying virus thereof or related health condition)), earthquake, typhoon, tornado or other natural disaster or similar force majeure event, (e) in the case of the Company, any failure to meet any internal or public projections, forecasts, or guidance; provided further that the underlying causes giving rise to or contributing to any such change or failure under sub-clause (e) or (f) shall not be excluded in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise excluded pursuant to any of sub-clauses (a) through (d).

“Nasdaq” means The Nasdaq Stock Market.

“Ordinary Shares” means Ordinary Shares of the Company, par value US$0.0001 per share.

“Permitted Transferee” means with respect to any Person, (i) such person’s officers, directors, partners, members or their respective affiliates or to the affiliates of such Person; (ii) any immediate family members (including spouses, significant others, lineal descendants and ascendants (including adopted and step children and parents of such person)), brothers and sisters (including half-sibling and step-siblings) of such Person (collectively, “Family Members”) or to a family trust, established for the exclusive benefit of such Person, its equity holders or any of their respective Family Members for estate planning purposes or to any charitable organization; (iv) by virtue of laws of descent and distribution upon death of the undersigned; or (v) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Purchaser Fundamental Warranties” means any representations and warranties of the Purchasers contained in Section 4.02(a) to Section 4.02(c) and Section 4.02(g).

“Purchase Price” means, with respect to each Purchaser, the amount that equals the product of (i) the applicable Per Share Purchase Price as set forth in Section 2.01 and (ii) the number of Ordinary Shares purchased by a Purchaser.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and among the Company, the Purchasers and the Consultants, as amended.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subsidiary” of a Party means any organization or entity, whether incorporated or unincorporated, which is controlled by such Party and, for the avoidance of doubt, the Subsidiaries of a Party shall include any variable interest entity over which such Party or any of its Subsidiaries effects control pursuant to contractual arrangements and which is consolidated with such Party in accordance with generally accepted accounting principles applicable to such Party and any Subsidiaries of such variable interest entity.

“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement, the Consulting Agreement, and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement.

“Warrants” means, collectively, the Consulting Company Warrants and the Ni Warrants, each as defined in the Consulting Agreement.

“Warrant Shares” means collectively, the Class A Ordinary Shares issued or issuable upon exercise of the Warrants.

(b)	In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)  When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule or clause, such reference is to an Article, Section, Exhibit, Schedule or clause of this Agreement.

(iii)  The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)  The term “$” or “US$” means United States Dollars.

(x)  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi) References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

(xii)  A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xiii)  References herein to any gender include the other gender.

(xiv) The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II
PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of Securities.

Upon the terms and subject to the conditions of this Agreement and the Applicable Laws, at the applicable Closing (as defined below),

(a)  the 1st Closing Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the 1st Closing Purchaser, for a total purchase price of no less than US$4,000,000 (the amount of purchase price actually paid to the Company by the 1st Closing Purchaser pursuant to this Section 2.01(a), the “1st Closing Purchase Price”), the number of Ordinary Shares that is calculated by dividing (a) the 1st Closing Purchase Price, by (b) the per share purchase price (the “1st Closing Per Share Purchase Price”) that is the higher of (i) US$1 per share and (ii) 85% of the lowest closing price of the last 60 Trading Days (as defined in the Registration Rights Agreement) immediately preceding June 15, 2021 (the “1st Closing Subscription”; and the shares subscribed in the 1st Closing Subscription, the “1st Closing Subscribed Shares”); with the specific amount or number of the foregoing to be described in a notice in substantially the form as set forth in Exhibit A attached hereto and delivered by the 1st Closing Purchaser to the Company prior to the 1st Subscription Closing.

(b)  each 2nd Closing Purchaser hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to such 2nd Closing Purchaser for a purchase price payable by such 2nd Closing Purchaser as set forth in Schedule A attached hereto, and for a total purchase price of no less than US$3,000,000, such number of Ordinary Shares calculated by dividing (a) the purchase price paid by such 2nd Closing Purchaser to the Company pursuant to this Section 2.01(b), by (b) the per share purchase price (the “2nd Closing Per Share Purchase Price”; together with the 1st Closing Per Share Purchase Price, each a “Per Share Purchase Price”) that is the lower of (i) US$1.75 and (ii) 88% of the lowest daily dollar volume-weighted average price (“VWAP”) of the Ordinary Shares on the NASDAQ Capital Market (as reported by Bloomberg) during the last 10 Trading Days immediately preceding the applicable 2nd Subscription Closing Date; provided, that, at each 2nd Subscription Closing, the Company shall be paid by the applicable 2nd Subscription Closing Purchasers participating in such 2nd Closing an aggregate purchase price that is not less than the lowest daily turnover of the Ordinary Shares on the NASDAQ Capital Market (as reported by Bloomberg) during the last 10 Trading Days immediately preceding the applicable 2nd Subscription Closing Date (each, a “Minimum 2nd Closing Payment”; the foregoing subscriptions, collectively, the “2nd Closing Subscriptions” and the shares subscribed in the 2nd Closing Subscriptions, the “2nd Closing Subscribed Shares”; together with the 1st Closing Subscribed Shares, the “Subscribed Shares”). Notwithstanding anything to the contrary in the foregoing, solely for the purpose of testing the payment process described in this Section 2.01(b), with respect to the first occurring 2nd Subscription Closing, the purchase price payable in such 2nd Subscription Closing shall be 10,000 Ordinary Shares at the Per Share Purchase Price.

Section 2.02 Closing.

(a)  Closing. Subject to satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the relevant Conditions, of all such relevant Conditions (other than Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at Closing), (A) the closing of the sale and purchase of the 1st Closing Subscribed Shares pursuant to this Section 2.02(a) (the “1st Subscription Closing”) shall take place remotely by electronic means on (i) the third Business Day after the date on which the applicable Conditions (other than the Conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions at the Closing) are satisfied, or (ii) any other date as may be agreed by the 1st Closing Purchaser and the Company in writing (the “1st Subscription Closing Date”), and (B) each closing of the sale and purchase of the applicable 2nd Closing Subscribed Shares pursuant to this Section 2.02(a) (each, a “2nd Subscription Closing”) shall take place remotely by electronic means on the day on which the 2nd Closing Purchase Price payable by such 2nd Closing Purchaser shall have been wired to the Company, and (ii) any other date as may be agreed by the applicable 2nd Closing Purchasers and the Company in writing (each, a “2nd Subscription Closing Date”; together with the 1st Subscription Closing Date, each a “Closing Date” ); provided the 1st Subscription Closing shall occur no later than four (4) months following the date hereof (the last day of the foregoing four-month period and if such date does not fall on a Trading Day, then the immediately next Trading Day, the “1st Closing Deadline”), and any 2nd Subscription Closing shall occur no later than five (5) months following the effective date of the Registration Statements (as defined in the Registration Rights Agreement) covering the resale of all of the 2nd Closing Subscribed Shares (the last day of the foregoing five-month period and if such day does not fall on a Trading Day, then the immediately next Trading Day, the “2nd Closing Deadline”)

(b)  Payment and Delivery. On or prior to the applicable Closing,

(i) each applicable Purchaser shall deliver to the Company the applicable Purchase Price payable by such Purchaser, by wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company to each Purchaser no later than the applicable Closing Date; provided that, in addition to the Purchase Price, each 2nd Closing Purchaser shall also deliver a notice to the Company setting forth the applicable Per Share Purchase Price and the pro rata portion of the aggregate 2nd Closing Purchase Price, each as determined in accordance with Section 2.01(b), payable by such 2nd Closing Purchaser.

(ii)  with respect to the 1st Subscription Closing, the Company shall deliver to the 1st Closing Purchaser:

(1)  a copy of the duly executed share certificates representing the 1st Closing Subscribed Shares registered in the name of the 1st Closing Purchaser (the original copy of which shall be delivered to the 1st Closing Purchaser as soon as practicable following the 1st Closing Date); and

(2)  an updated certified true copy of the register of members of the Company evidencing the ownership of the 1st Closing Subscribed Shares by the 1st Closing Purchaser.

with respect to a 2nd Subscription Closing, the Company shall within one (1) business day irrevocably instruct, in writing, the Company’s transfer agent to, by no later than three (3) Trading Days immediately following such 2nd Subscription Closing (i) surrender to a common carrier for overnight delivery to the address as specified in such written instructions a duly executed clean and unlegended share certificate representing the applicable number of 2nd Closing Subscribed Shares registered in the name of such 2nd Closing Purchaser, or, provided the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of such 2nd Closing Purchaser, credit such aggregate number of Ordinary Shares to which such 2nd Closing Purchaser shall be entitled to the 2nd Closing Purchaser’s, or its designees’, balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system, provided the 2nd Closing Purchaser causes its bank or broker to initiate the DWAC transaction; and (ii) deliver to such 2nd Closing Purchaser an updated certified true copy of the register of members of the Company evidencing the ownership of the applicable 2nd Closing Subscribed Shares by such 2nd Closing Purchaser.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.01 Conditions to Obligations of All Parties.

(a)  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by the Transaction Agreements.

(b)  No action, suit, proceeding or investigation shall have been instituted or threatened by a Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by the Transaction Agreements.

Section 3.02 Conditions to Obligations of Purchasers.

The obligations of each Purchaser to subscribe for, purchase and pay for the Subscribed Shares as contemplated by this Agreement are subject to the satisfaction, on or before the applicable Closing Date, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(a)  The Company Fundamental Warranties shall have been true and correct in all respects on and as of the applicable Closing Date as though such representations and warranties were made on and as of the applicable Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Company contained in Section 4.01 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the applicable Closing Date as though such representations and warranties were made on and as of the applicable Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)  The Company shall have duly executed and delivered or shall have caused to be duly executed and delivered each Transaction Agreement to which it is a party to the Purchaser at or prior to Closing.

(c)  The Company shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Agreements to which the Company and such Purchaser are parties that are required to be performed or complied with on or before the Closing Date.

(d)  Such Purchaser shall have satisfactorily completed its due diligence on the Company.

(e)  Such Purchaser and the Company shall have obtained, as applicable, the approval of their respective board of directors, the investment committee, and/or the shareholders, as applicable.

(f)  All regulatory approvals and material third party consents, as applicable, shall have been obtained or waived by the party whose approval or consent, as applicable, is required.

(g)  There shall have been no Material Adverse Effect of the Company.

(h)  Solely with respect to each 2nd Closing Purchaser, (i) one or more Registration Statements (as defined in the Registration Rights Agreement) covering the resale of all of the 2nd Closing Subscribed Shares shall have become, and continue to be, effective without any lock-up or other trading restrictions (except as may be required by Applicable Law) such that the 2nd Closing Subscribed Shares will be freely tradable immediately upon the effectiveness of the Registration Statement(s) without any restrictions, and (ii) the applicable 2nd Closing Date shall occur on or prior to the 2nd Closing Deadline.

(i) Solely with respect to the 1st Closing Purchaser, the Closing Date shall occur on or prior to the 1st Closing Deadline.

Section 3.03 Conditions to Obligations of the Company.

The obligations of the Company to issue and sell the Subscribed Shares to each Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions with respect to such Purchaser, any of which may be waived in writing by the Company in its sole discretion:

(a)  The Purchaser Fundamental Warranties shall have been true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date). Other representations and warranties of the Purchaser contained in Section 4.02 of this Agreement shall have been true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar qualifications, true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except for representations and warranties that expressly speak as of a specified date, in which case on and as of such specified date).

(b)  Each Purchaser shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(c)  Each Purchaser shall have duly executed and delivered each Transaction Agreement to which it is a party to the Company at or prior to Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that, except as set forth in the Company SEC Documents:

(a) Due Formation. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and the Company’s Subsidiaries is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted.

(b)  Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and each other agreement, certificate, document and instrument to be executed by the Company pursuant to this Agreement and each other Transaction Agreement. The execution, delivery and performance by the Company of this Agreement and each other Transaction Agreement to which it is a party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement to which it is a party will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Purchaser(s), constitutes (or, when executed and delivered in accordance herewith will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

(c) Capitalization.

(i) The authorized capital stock of the Company is US$50,000 divided into 500,000,000 shares of US$0.0001 par value each share in accordance with the Amended and Restated Memorandum of Association of the Company. As of the date of this Agreement, 18,418,371 are issued and outstanding. As of the date of this Agreement, the maximum aggregate number of Ordinary Shares which may be issued under the Company’s share incentive plan is 1,080,000. As of the date of this Agreement, 1,080,000 Ordinary Shares are available for future issuances under the Company’s share incentive plan, including 1,080,000 Ordinary Shares issuable upon exercise of outstanding share units. Except as disclosed herein and in the Company SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have been granted the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, are free of preemptive rights, were issued in compliance with applicable U.S. and other applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal, or similar right.

(ii)  Except as provided in the Transaction Agreements and except the Company’s share incentive plans, there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii) Except as disclosed in the Company SEC Documents or provided in the Transaction Agreements, to the knowledge of the Company, there are no registration rights, rights of first offer, rights of first refusal, tag-along rights with respect to the securities of the Company or any Subsidiary of the Company that have been granted to any Person.

(iv) All outstanding shares of capital stock or other securities or ownership interests of the “significant subsidiaries” (“Significant Subsidiaries”) as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act are duly authorized, validly issued, fully paid and non-assessable and all such shares or other securities or ownership interests in any Significant Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrance.

(d) Valid Issuance. The Subscribed Shares have been duly and validly authorized for issuance by the Company. The Subscribed Shares, when issued and delivered by the Company to the Purchasers and registered in the register of members of the Company will (i) be duly and validly issued, fully paid and non-assessable, (ii) rank pari passu with, and carry the same rights in all respects as, the other Ordinary Shares then in issue, (iii) be entitled to all dividends and other distributions declared, paid or made thereon, and (iv) be free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or as disclosed in the Company SEC Documents or created by virtue of the transactions under this Agreement (collectively, the “Encumbrances”).

(e) Non-contravention. None of the execution and the delivery of this Agreement and other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the organizational documents of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of any Encumbrances under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ assets are subject, except, in the case of (ii) and (iii) above, for such conflicts, breach, defaults, rights or violations, which would not reasonably be expected to result in a Material Adverse Effect. There is no action, suit or proceeding, pending or, to the knowledge of the Company, threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(f) Consents and Approvals. None of the execution and delivery by the Company of this Agreement or any Transaction Agreement, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or other Transaction Agreements in accordance with their respective terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date and except for any filing or notification required to made with the SEC or the Nasdaq regarding the issuance of the Subscribed Shares.

(g)  Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(h)  Compliance with Laws. The Company and each of its Subsidiaries have conducted at any time during the three years prior to the date hereof, their businesses in compliance with all Applicable Laws, except where the failure to be in compliance, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries have all material permits, licenses, authorizations, consents, orders and approvals (collectively, “Permits”) that are required in order to carry on their business as presently conducted. Except as disclosed in the Company SEC Documents, all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. The Company has complied with the applicable listing and corporate governance rules and regulations of Nasdaq in all material respects. The Company and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the Ordinary Shares from Nasdaq. Except as disclosed in the Company SEC Documents, there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Ordinary Shares on Nasdaq and the Company has not received any notification that the SEC or Nasdaq is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).

(i)   SEC Matters. The Company has filed or furnished, as applicable, on a timely basis, all Company SEC Documents pursuant to the Exchange Act and the Securities Act. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents (as the case may be) and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)   Financial Statements.

(i) The financial statements (including any related notes) contained in the Company SEC Documents: (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except (1) as may be otherwise specifically provided in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements) and (C) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (other than as may have corrected or clarified in a subsequent Company SEC Document), in each case except as disclosed therein and as permitted under the Exchange Act.

(ii)  Neither the Company nor any of its Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Company and/or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(iii)  WWC, P.C., who has certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(k)  Internal Control and Procedures. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (i) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Save as disclosed in the Company SEC Documents, there are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the audit committee of the Board have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since March 31, 2020, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except for the implementation of certain measures to address the material weakness in the Company’s internal control over financial reporting that has been disclosed in the Company SEC Documents.

(l)  No Undisclosed Liabilities. There are no material liabilities of the Company or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities reflected on, reserved against, or disclosed in the Company’s consolidated balance sheet as of March 31, 2021, (ii) liabilities incurred since March 31, 2021 in the ordinary course of business consistent with past practices, (iii) any other undisclosed liabilities that are not material to the Company and its Subsidiaries on a consolidated basis, and (iv) any liabilities incurred as a result of the Company’s performing the transactions contemplated by any Transaction Agreement. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents nor any obligations to enter into any such arrangements.

(m)  No Undisclosed Events, Developments or Circumstances. No event, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

(n)  Investment Company. The Company is not and, after giving effect to the offering and sale of the Subscribed Shares, the consummation of the offering and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(o)  No Registration. Assuming the accuracy of the representations and warranties set forth in Section 4.02 of this Agreement, it is not necessary in connection with the issuance and sale of each of the Subscribed Shares to register any Subscribed Shares under the Securities Act or to qualify or register them under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any Person acting on its behalf with respect to any Subscribed Shares; and none of such Persons has taken any actions that would result in the sale of any of the Subscribed Shares to the Purchasers under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(p)  Absence of Changes. Except for the execution and performance of this Agreement and the other Transaction Agreements and the discussions, negotiations and transactions related thereto, since March 31, 2021, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been:

(i) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries);

(ii)  any issuances or sales of shares of capital stock or other securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries or any redemption, share splits, reclassifications, share dividends, share combinations or other recapitalizations of any such securities other than pursuant to any existing obligation of the Company as of the date of this Agreement or share incentive plan effective as at the date of this Agreement;

(iii)  any amendment to the constitutional documents of the Company; or

(iv)  any entry into any contract, agreement, instrument or other document in respect of any of the foregoing.

(q)  Contracts. The Company has filed as exhibits to the Company SEC Documents all contracts, agreements and instruments (including all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which it is bound and which is material to the business of the Company and its Subsidiaries, taken as a whole, and are required to be filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC (the “Material Contracts”). Each Material Contract is in full force and effect and, to the knowledge of the Company, enforceable against the counterparties of the Company or any of its Subsidiaries which it is party thereto, except for the contracts and agreements that have already expired pursuant to the terms therein (which, for the avoidance of doubt, excludes those contracts or agreements that had been terminated by the other party thereto for cause). The Company and its Subsidiaries and, to the knowledge of the Company, each other party thereto, are not in default under, or in breach or violation of, any Material Contract, except where such breach, defaults, or violations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, no event, fact or circumstance has occurred that will have or is reasonably expected to have a material adverse impact on the renewal or extension of any Material Contract.

(r)  Litigation. Except as disclosed in the Company SEC Documents and to the knowledge of the Company there are no pending or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against the Company or any of its Subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.

(s) Ownership of Assets. The Company and its Subsidiaries have good and marketable title to, or in the case of leased property and assets, have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company’s consolidated balance sheet as of March 31, 2021 or acquired thereafter, except for properties and assets sold since such date in the ordinary course of business consistent with past practices and except where the failure to have such good and marketable title or valid leasehold interests would not have a Material Adverse Effect.

(t)  Intellectual Property. All registered or unregistered, (i) patents, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (ii) trademarks, service marks, trade dress, trade names, taglines, brand names, logos and corporate names and all goodwill related thereto; (iii) copyrights, mask works and designs; (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto; and (vi) domain names, Internet addresses and other computer identifiers, in each case, that is material to the business of the Company or any of its Subsidiaries as currently being conducted (the “Intellectual Property”) is either (A) owned by the Company or one or more of its Subsidiaries, except where failure to so own would not reasonably be expected, individually or in the aggregate, to result in any liability, limitation or restriction that is material and adverse to the Company and its Subsidiaries, taken as a whole; or (B) is used by the Company or one or more of its Subsidiaries pursuant to a valid license, except where failure to be so licensed would not reasonably be expected, individually or in the aggregate, to result in any liability, limitation or restriction that is material and adverse to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, there are no infringements or other material violations of any Intellectual Property owned by the Company or any of its Subsidiaries by any third party, except where such infringement or violations would not have a Material Adverse Effect. The Company and its Subsidiaries have taken all necessary actions to maintain and protect each item of Intellectual Property. The conduct of the business of the Company and its Subsidiaries does not infringe or otherwise violate any intellectual property or other proprietary rights of any other Person in any material respects, and there is no action pending or, to the knowledge of the Company, threatened alleging any such infringement or violation or challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u)  Employment Matters.

(i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Significant Subsidiaries. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries before any Governmental Authority. Each of the Company and its Subsidiaries complies with all Applicable Laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Significant Subsidiaries.

(ii)  Each Employee Benefit Plan is in compliance in all material respects with its terms and the requirements of all Applicable Laws. All employer and employee contributions to each Employee Benefit Plan required by the terms of such Employee Benefit Plan or by the Applicable Laws have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all Applicable Laws. Each Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

(v)  Tax Status. Except as disclosed in the Company SEC Documents, each of the Company and its Subsidiaries (i) has made or filed in the appropriate jurisdictions all material foreign, federal and state income and all other tax returns required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, and (ii) has paid all material Taxes and other governmental assessments and charges shown or determined to be due on such Returns, except those being contested or will be contested in good faith. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has received notice regarding unpaid foreign, federal and state income in any amount or any Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to material Taxes are currently being audited, and neither the Company nor any of its Subsidiaries has received notice of any such audit.

(w)  Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and other Transaction Agreements, each of the Company and its Subsidiaries (i) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due) and (ii) will have adequate capital and liquidity with which to engage in the their businesses as currently conducted and as described in the Company SEC Documents.

(x)  Transactions with Affiliates and Employees. All related party transactions required to be disclosed under applicable rules of Nasdaq or the applicable securities law have been accurately described in the Company SEC Documents in all material respects. Any such related party transaction was entered into on terms and conditions no less favorable to the Company or its applicable Subsidiary than those applicable in comparable transactions between independent parties acting at arm’s length.

(y)  Use of Proceeds. The proceeds from the issue and sale of the Subscribed Shares shall be used for the Business Transformation (as defined in the Consulting Agreement). Such use of proceeds will not (i) contravene any provision of any Applicable Laws or the constitutional documents of the Company or any of its Subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any government entity having jurisdiction over the Company or any Subsidiary.

(z) Labor disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the SEC Documents, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

Section 4.02 Representations and Warranties of Each Purchaser.

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

(a)  Due Formation. Such Purchaser, if not an individual, is duly formed, validly existing and in good standing in the jurisdiction of its organization. Such Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)  Authority. Such Purchaser, if not an individual, has full power and authority to enter into, execute and deliver this Agreement and other Transaction Agreements to which it is or is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by such Purchaser of this Agreement and each other Transaction Agreement to which it is or is to become a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)  Valid Agreement. This Agreement has been, and each other Transaction Agreement to which such Purchaser is or is to become a party will be, duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)  Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by such Purchaser will violate any provision of the organizational documents of such Purchaser, if applicable, or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which such Purchaser is subject.

(e)  Consents and Approvals. None of the execution and delivery by such Purchaser of this Agreement and the Transaction Agreements to which such Purchaser is to become a Party, nor the consummation by such Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by such Purchaser of this Agreement or any such Transaction Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given at or prior to Closing and except for any filing or notification required to made with the SEC regarding the issuance of the Subscribed Shares.

(f)  Status and Investment Intent.

(i) Purchase Entirely for Own Account. Such Purchaser is acquiring the Subscribed Shares pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the Applicable Laws. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(ii)  Status. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S. Such Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

(g)  Transfer or Resale.

(i) The 1st Closing Purchaser understands that: (A) the 1st Closing Subscribed Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder, (2) the 1st Closing Subscribed Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form to the Company, to the effect that such 1st Closing Subscribed Shares, in all or in part, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (3) the 1st Closing Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters and an opinion of counsel) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (B) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(ii)  Notwithstanding anything to the contrary provided in Section 4.02(g)(i), the 1st Closing Purchaser agrees that during the 1st Closing Subscribed Shares Lock-Up Period (as defined in the Registration Rights Agreement) it shall not, without the Company’s prior written consent (except to a Permitted Transferee) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the 1st Closing Subscribed Shares. For the avoidance of doubt, the 1st Closing Purchaser (and/or its Permitted Transferee, as applicable) shall retain all of its rights as a shareholder of the Company with respect to the 1st Closing Subscribed Shares during the 1st Closing Subscribed Shares Lock-Up Period, including, without limitation, the right to vote any 1st Closing Subscribed Shares that are entitled to vote and the right to receive any dividends or distributions in respect of such shares.

(h)  Legends. The 1st Closing Purchaser agrees to the imprinting, so long as its required by this Section 4.02(h), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL DELIVERED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing to the contrary, certificates evidencing the 1st Closing Subscribed Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of the 1st Closing Subscribed Shares pursuant to Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

(i) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from such Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

(j) Sufficient Funds. Such Purchaser has at its disposal sufficient funding to pay the applicable Purchase Price and consummate the transactions contemplated hereby.

(k)  No Additional Representations. Such Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by such Purchaser to the Company in accordance with the terms thereof.

ARTICLE V
COVENANTS AND RIGHTS OF PURCHASERS

Section 5.01 Registration Rights.

The Company hereby grants each Purchaser, and each Purchaser shall be entitled to, the registration rights as specified in the Registration Rights Agreement as applicable to such Purchaser in substantially the form attached hereto as Exhibit B attached hereto.

Section 5.02 FPI Status.

Following the Closing Date, the Company shall promptly take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of Nasdaq with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the Nasdaq and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Company shall use commercially reasonable efforts to continue the listing and trading of the Ordinary Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under any Nasdaq rules.

Section 5.03 Further Assurances.

From the date of this Agreement until Closing, the Parties shall each use their respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby and by the Transaction Agreements.

Section 5.04 Certain Restrictions

The Company covenants and agrees that it has not engaged, and shall not engage, in the following actions without the prior written consent of the 1st Closing Purchaser for the period commending on June 15, 2021 and ending on December 15, 2021:

(a)  Any transaction or a series of related transactions with the aggregate transaction value exceeding US$1M;

(b)  Other than any issuance of Ordinary Shares (including Warrant Shares) as contemplated under the Transaction Agreements, any new issuance of any class of equity securities of the Company or any issuance of any equity-linked securities that are convertible, exercisable or exchangeable into equity securities of the Company that equals to or exceeds 10% of the outstanding Ordinary Shares of the Company; or

(c)  Any Fundamental Transactions.

Section 5.04 No Adverse Change.

Without limiting the generality of the foregoing, the Company agrees that from the date hereof until the earlier of the termination of this Agreement pursuant to Section 7.13 and the Closing Date, it shall not make (or otherwise enter into any contract with respect to) (a) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s Subsidiaries) or (c) any redemption, repurchase or other acquisition of any share capital of the Company or any of its Subsidiaries, except in each case, for the avoidance of doubt, as contemplated by the Transaction Agreements or required by Applicable Law or specifically requested or permitted in writing by or on behalf of the Purchasers.

Section 5.11 Reservation of Shares.

The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Subscribed Shares pursuant to the terms of the Transaction Agreements.

Section 5.12 No Integrated Offering.

The Company shall not, and shall cause its Affiliates and any Person acting on its or their behalf not to, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the issuance of any of the Subscribed Shares (and, when issued, the Warrant Shares) under the Securities Act whether through integration with prior offerings or otherwise.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

(a)  Indemnification by the Company. From and after the Closing Date and subject to Section 6.03, the Company shall indemnify and hold each Purchaser, its Affiliates and their respective directors, officers, agents, successors and assigns (the “Purchaser Indemnitees”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, cost and expenses, including but not limited to any investigative, legal and other expenses (collectively, “Losses”) incurred by any Purchaser Indemnitee as a result of or arising out of: (i) breach of any representation or warranty of the Company; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of the Company, contained in this Agreement.

(b)  Indemnification by the Purchasers. From and after the Closing Date and subject to Section 6.03, each Purchaser shall indemnify and hold the Company, its Affiliates and their respective directors, officers, agents, successors and assigns (the “Company Indemnitees”) harmless from and against any Losses incurred by any Company Indemnitee as a result of or arising out of: (i) breach of any representation or warranty of such Purchaser; or (ii) violation or nonperformance, partial or total, of any covenant or agreement of such Purchaser, contained in this Agreement.

(c)  The amount of any and all Losses under this Article VI shall be determined net of any insurance or other indemnification proceeds received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification and any increased insurance costs resulting from such claim, including any retroactive or prospective premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies and programs generally applicable from time to time, and only after first applying any available insurance to the portion of a Loss that is not indemnified hereunder.

Section 6.02 Procedures Relating to Indemnification.

(a)  Any party seeking indemnification under Section 6.01 (an “Indemnified Party”) shall promptly give the Party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement stating in reasonable detail the factual basis of the claim to the extent known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure. With respect to any recovery or indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the notice from the Indemnified Party that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim. If the Indemnifying Party has disputed a claim for indemnification (including any Third Party Claim), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after delivery of the dispute notice by the Indemnifying Party, such dispute shall be resolved by arbitration pursuant to Section 7.02.

(b)  If an Indemnified Party shall receive notice of any claim or demand asserted by a third party (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Article VI, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided that that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the Indemnifying Party’s expense. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

Section 6.03  Limitation on Liability. Absent fraud, intentional misrepresentation or willful breach:

(a)  In no event shall any Indemnified Party be entitled to indemnification for any Losses arising from a claim for indemnification pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) unless and until the aggregate amount of all Losses suffered or incurred by the Indemnified Party thereunder exceeds five percent (5%) of the Purchase Price (in the event the Indemnified Party is a Company Indemnitee) or five percent (5%) of the Aggregate Purchase Price (in the event the Indemnified Party is a Purchaser), as applicable (the “Deductible”), in which case the Indemnifying Party shall be liable only for Losses in excess of the Deductible.

(b)  the maximum aggregate liabilities of the Indemnifying Party in respect of Losses suffered by the Indemnified Parties pursuant to Section 6.01(a)(i) (other than Company Fundamental Warranties) or 6.01(b)(i) (other than Purchaser Fundamental Warranties) shall not in any event be greater than the Purchase Price (in the event the Indemnified Party is a Purchaser) or the Aggregate Purchase Price (in the event the Indemnified Party is a Company Indemnitee), as applicable; and

(c)  notwithstanding any other provision contained herein, from and after the Closing, the right to indemnity pursuant to Article VI shall be the sole and exclusive remedy of any of the Indemnified Party for any claims against the Indemnifying Party arising out of or resulting from this Agreement; provided that the Indemnified Party shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 7.12 hereof.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Survival of the Representations and Warranties.

(a)  The Company Fundamental Warranties and Purchaser Fundamental Warranties shall survive until the latest date permitted by law or indefinitely if such date is not provided. All other representations and warranties contained in Section 4.01 and Section 4.02 of this Agreement as between the Company and a Purchase shall survive Closing until twenty-four (24) months after the applicable Closing Date.

(b)  Notwithstanding anything to the contrary in the foregoing clauses, (i) any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity may be sought in accordance with this Agreement prior to such time and (ii) any breach of representation or warranty in respect of which indemnity may be sought that was caused as a result of fraud or intentional misrepresentation shall survive until the latest date permitted by law.

Section 7.02 Governing Law; Arbitration.

This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties hereunder. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 7.02. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 7.03 No Third Party Beneficiaries.

A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

Section 7.04 Amendment.

This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 7.05 Binding Effect.

This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 7.06 Assignment.

Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between each Purchaser and the Company, without the express written consent of such Purchaser and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 7.07 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) one (1) Business Day after deposit with an internationally recognized overnight courier service, or (d) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

DRAGON VICTORY INTERNATIONAL LIMITED

Room 1803, Yintai International Building

Kejiguan Road, Binjiang District, Hangzhou, Zhejiang Province

China

Attention: Amanda Yang

Telephone: [*]

Email: [*]

With Copy to (which does not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Attention: Ying Li, Esq.

Telephone: [*]

Email: [*]

If to the 1st Closing Purchaser, to

LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP

Suite 1508,15/F of Central Plaza,18 Harbour Road, Hong Kong

Attention: Adrian Wang

Telephone: [*]

Email: [*]

Also to

the Sub-Investment Manager at KBR Fund Management Limited

6/F, Skyway Centre, 23 Queen's Road West,

Sheung Wan, Hong Kong

Attention:  Bob Chan

Telephone: [*]

Email: [*]

With a copy to:

King & Wood Mallesons LLP

500 5th Ave., 50th Floor

New York, New York 10022

Attention: [*]

Telephone: [*]

If to a 2nd Closing Purchaser, to:

The address and other contact information described under the signature block of such 2nd Closing Purchaser

Any Party may change its address for purposes of this Section 7.07 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

Section 7.08 Entire Agreement.

This Agreement and the other Transaction Agreements including the schedules and exhibits hereto and thereto constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are merged and superseded by this Agreement and the other Transaction Agreements.

Section 7.09 Severability.

If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.10 Fees and Expenses.

The expenses incurred in connection with the negotiation, preparation and execution of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, shall be the responsibility of the Party incurring such expenses; provided, however, subject to and at the consummation of the 1st Closing, the Company shall reimburse 100% of the legal fees incurred by the 1st Closing Purchaser and the Consulting Company up to $85,000, which amount shall be payable by deducting from the 1st Closing Purchase Price payable by the 1st Closing Purchaser; provided further, that, if the 1st Closing or the 2nd Closing does not occur after the satisfaction (or waiver, as applicable) of the applicable closing conditions at no fault of the Company, then the Purchasers shall reimburse up to US$85,000 of the costs and expenses actually incurred by the Company, which amount shall be payable within five (5) Business Days upon written request by the Company.

Section 7.11 Confidentiality.

(a)  Each Party shall keep confidential any non-public material or information with respect to the business, technology, financial conditions, and other aspects of the other Parties which it is aware of, or have access to, in signing or performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (i) previously known on a non-confidential basis by the receiving Party, (ii) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (iii) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (iv) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes. The Parties hereby agree, for the purpose of this Section 7.11, that the existence and terms and conditions of this Agreement and schedule hereof shall be deemed as Confidential Information.

(b)  Notwithstanding any other provisions in this Section 7.11, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to Applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such Party may, in accordance with its understanding of the Applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of Applicable Laws; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other Parties with prompt notice of such requirement and cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any Transaction Agreement; provided that the Party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other Parties’ request and at the requesting Party’s cost, cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)  Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that such Party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)  The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 7.12 Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.13 Termination.

(a)  This Agreement shall automatically terminate as between the Company and an applicable Purchaser upon the earliest to occur of:

(i) the written consent of each of the Company and such Purchaser;

(ii)  the delivery of written notice to terminate by either the Company or such Purchaser if the Closing applicable to such Purchaser shall not have occurred by: (a) the 1st Closing Deadline, with respect to the 1st Closing Purchaser, or (b) the 2nd Closing Deadline; provided that such right to terminate this Agreement under this Section 7.13(a)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of Closing to occur on or prior to such date; or

(iii)  by the Company or such Purchaser in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Agreements and such judgment or other action shall have become final and non-appealable.

(b)  Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Sections 7.02, 7.07, 7.10, 7.11, 7.13 and 7.16 hereof, which shall survive any termination under this Section 7.13; provided that neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

Section 7.14 Headings.

The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.15 Execution in Counterparts.

For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.16 Public Disclosure.

Without limiting any other provision of this Agreement, both the Purchaser and the Company shall consult and agree with each other on the terms and content of a joint press release with respect to the execution of this Agreement and any other Transaction Agreements and the transactions contemplated hereby and thereby and no press release shall be issued by any Party hereto without the prior written consent of the other Parties. Thereafter, neither the Company nor the Purchaser, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary or desirable in order to comply with any law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by Applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 7.16, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other Parties or the transactions contemplated by this Agreement.

Section 7.17 Waiver.

No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 7.18 Adjustment of Share Numbers.

If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of Ordinary Shares referred to in this Agreement, then, in any such event, the numbers and types of shares of such Ordinary Shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares of such stock that a holder of such number of shares of such stock would own or be entitled to receive as a result of such event as if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE ISSUER:

Dragon Victory International Limited

By:	/s/ Liu Limin
Name:	Liu Limin
Title:	Chairman & CEO

[Signature Page to SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

1st CLOSING PURCHASER:

LSQ Investment Fund SPC, a Cayman Islands Segregated Portfolio Company, for and on behalf of Disruptive Opportunity Fund II SP

By	/s/ Wang Bingzhong
Name:	Wang Bingzhong
Title:	Director
Date:

Sub-Investment Manager at KBR Fund Management Limited, in its capacity as sub-investment manager of LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP

By	/s/ Chan Yau Ching Bob
Name:	Chan Yau Ching Bob
Title:	Director
Date:

[Signature Page to SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

2nd CLOSING PURCHASER:

Elephas Global Master Fund

By	/s/ Li Yiwen
Name:	Li Yiwen
Title:	Director
Date:
Address:	[*]
Telephone:	[*]
Email:	[*]

Jiayi Huang

By	/s/ Jiayi Huang
Name:
Title:
Date:
Address:	[*]
Telephone:	[*]
Email:	[*]

[Signature Page to SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE CONSULTANTS:

Natural Selection Capital Holdings Limited

By	/s/ Wang Bingzhong
Name:	Wang Bingzhong
Title:	Director
Date:

Ni Ming

/s/ Ni Ming
Date:

[Signature Page to SECURITIES PURCHASE AGREEMENT]

Schedule A

Schedule of 2nd Closing Subscribed Shares

Name of the Purchasers	Total Purchased Amounts	Contact Information
Elephas Global Master Fund	No more than US$2,000,000	Address: [*] Telephone: [*] Email: [*]
Jiayi Huang	No more than US$2,000,000	Address: [*] Telephone: [*] Email: [*]

Schedule A Schedule of 2nd Closing Subscribed Shares

EXHIBIT A

NOTICE REGARDING 1ST CLOSING SUBSCRIPTION

Reference is made to that certain Securities Purchase Agreement, dated as of August __, 2021, by and among, Dragon Victory International Limited, LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP and the other parties signatories thereto (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP, in its capacity as the 1st Closing Purchaser, hereby notifies the Company the following as determined in accordance with Section 2.01 of the Purchase Agreement:

The 1st Closing Purchase Price: ______________

The 1st Closing Per Share Purchase Price: _____________________

The Number of Ordinary Shares to be issued to the 1st Closing Purchaser: ____________

This notice may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same notice.

LSQ Investment Fund SPC, a Cayman Islands Segregated Portfolio Company, for and on behalf of Disruptive Opportunity Fund II SP

By:

Name:
Title:
Date:

Sub-Investment Manager at KBR Fund Management Limited, in its capacity as sub-investment manager of LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP

By:
Name:
Title:

EXHIBIT A NOTICE REGARDING 1ST CLOSING SUBSCRIPTION

Acknowledged and Agreed:
Dragon Victory International Limited

By:
Name:
Title:
Date:

EXHIBIT A NOTICE REGARDING 1ST CLOSING SUBSCRIPTION

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B REGISTRATION RIGHTS AGREEMENT